SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

VWF Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 18, 2023

Dear Fellow Stockholder:

The annual meeting of stockholders of VWF Bancorp, Inc., the holding company for Van Wert Federal Savings Bank, will be held at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, at 2:00 p.m., local time, on Wednesday, November 15, 2023. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet. Internet voting instructions appear on the enclosed proxy card.

Sincerely,

Gary L. Clay	Michael D. Cahill
Executive Chairman of the Board	President and Chief Executive Officer

VWF BANCORP, INC.

215 976 South Shannon Street

Van Wert, Ohio 45891

(419) 238-9662

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Wednesday, November 15, 2023
2:00 p.m., local time

PLACE	Willow Bend Country Club
579 Hospital Drive
Van Wert, Ohio

ITEMS OF BUSINESS	(1)To elect two directors to serve for a term of three years;

(2) To ratify the appointment of FORVIS, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2024;

(3)To approve the VWF Bancorp, Inc. 2023 the Equity Incentive Plan; and

(4)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on October 5, 2023.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by mail by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. Bagley
Corporate Secretary

Van Wert, Ohio
October 18, 2023

VWF BANCORP, INC.

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

VWF Bancorp, Inc. is the holding company for Van Wert Federal Savings Bank. In this proxy statement, we may also refer to VWF Bancorp, Inc. as “VWF Bancorp,” the “Company,” “we,” “our” or “us” and to Van Wert Federal Savings Bank as “Van Wert Federal” or the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2023 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 15, 2023, at 2:00 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about October 18, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 15, 2023

This proxy statement is available at www.annualgeneralmeetings.com/VWFB2023. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the audited consolidated financial statements for the fiscal year ended June 30, 2023.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of VWF Bancorp common stock if our records show that you held your shares as of the close of business on October 5, 2023. As of the close of business on that date, a total of 1,922,924 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of or common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of VWF Bancorp common stock in one or more of the following ways:

●	Directly in your name as stockholder of record;
●	Indirectly through a broker, bank or other holder of record in “street name;” or
●	Indirectly through the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of VWF Bancorp common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

In voting on the approval of the VWF Bancorp, Inc. 2023 Equity Incentive Plan (Item 3), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this matter. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote on Item 1, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2) and on the approval of the VWF Bancorp, Inc. 2023 Equity Incentive Plan (Item 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of VWF Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” the nominees for director;
●	“FOR” ratification of the appointment of FORVIS, LLP to serve as the independent registered public accounting firm; and
●	“FOR” approval of the VWF Bancorp, Inc. 2023 Equity Incentive Plan.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of VWF Bancorp common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting appear on the enclosed proxy card. The deadline for voting by Internet is 11:59 p.m., Eastern Time, on November 14, 2023.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;
●	submitting a properly signed proxy card with a later date;
●	voting via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
●	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instruction card is November 9, 2023.

CORPORATE GOVERNANCE

General

VWF Bancorp periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for VWF Bancorp.

Director Independence

The Board of Directors currently consists of six members. The Board of Directors refers to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of directors. The Board of Directors has determined that each director, except for Gary L. Clay, Michael D. Cahill and Jon A. Bagley, is an “independent director” as defined in the Nasdaq listing standards. Mr. Clay is not independent because he is employed by VWF Bancorp and Van Wert Federal as Executive Chairman of the Board. Mr. Cahill is not independent because he is employed by VWF Bancorp and Van Wert Federal Savings Bank as President and Chief Executive Officer. Mr. Bagley is not independent because he is the brother-in-law of Mr. Clay. In determining the independence of directors, the Board of Directors considered the relationships between Van Wert Federal and our directors that are not required to be reported under “Other Information Relating to Directors and Executive Officers – Transactions With Certain Related Persons,” consisting of loans and deposit accounts that our directors maintain at Van Wert Federal.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing VWF Bancorp, enhancing shareholder value, and expanding and strengthening VWF Bancorp’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Gary L. Clay serves as Executive Chairman and Michael D. Cahill serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board of Directors, the standing committees of the Board of Directors are comprised solely of independent directors. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks VWF Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies VWF Bancorp’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors section of Van Wert Federal’s website (www.vanwertfederal.com).

	Audit	Compensation	Nominating and Corporate
Director	Committee	Committee	Governance Committee
Jon A. Bagley
Gary L. Clay
Michael D. Cahill
Charles F. Koch		Chair	Chair
Michael Keysor	Chair	X	X
Thomas J. Turnwald	X		X
Number of Meetings in Fiscal Year 2023	1	1	1

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that no member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for VWF Bancorp and Van Wert Federal, establishes the compensation for VWF Bancorp’s and Van Wert Federal’s senior management and conducts the performance reviews of the Executive Chairman and President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (ii) recommending to the Board of Directors the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board of Directors in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;
●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
●	personal and professional integrity, honesty and reputation;
●	the ability to represent the best interests of our stockholders and the best interests of VWF Bancorp;

●	the ability to devote sufficient time and energy to the performance of his or her duties; and
●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at our main office address:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;
●	The name and address of the stockholder as they appear on VWF Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of VWF Bancorp capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;
●	The candidate’s written consent to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in VWF Bancorp’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at VWF Bancorp’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date on which VWF Bancorp’s proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of VWF Bancorp and Van Wert Federal is conducted through meetings and activities of their respective Board of Directors and committees. During the fiscal year ended June 30, 2023, the Board of Directors of VWF Bancorp and the Board of Directors of Van Wert Federal held 13 joint meetings. No director, during the period in which he served as a director, attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he served.

Director Attendance at Annual Meeting

All directors were in attendance of the annual meeting held November 16, 2022, and Mr. Cahill, then a consultant to the Company, was in attendance, as well.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors section of Van Wert Federal’s website (www.vanwertfederal.com).

Anti-Hedging Policy

VWF Bancorp has adopted a policy that prohibits directors, officers and employees of VWF Bancorp or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to VWF Bancorp’s common stock, whether or not issued by VWF Bancorp, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of VWF Bancorp’s common stock.

REPORT OF THE AUDIT COMMITTEE

VWF Bancorp’s management is responsible for VWF Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees VWF Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from VWF Bancorp and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of VWF Bancorp’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. As stated in the Company's annual report on Form 10-K for the year ended June 30, 2023, the Company's management determined that it had a material weakness in its internal controls over financial reporting for the reasons set forth in Item 9A thereof. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in VWF Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, FORVIS, LLP (successor to BKD, LLP) to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2024.

Audit Committee of the Board of Directors

of

VWF Bancorp, Inc.

Michael Keysor (Chair)

Thomas J. Turnwald

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our non-employee directors during the fiscal year ended June 30, 2023. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Each individual who serves as a director of VWF Bancorp also serves as a director of Van Wert Federal. Mr. Cahill was also paid board fees of $14,000 this fiscal year. These fees and his compensation are listed separately under Executive Compensation. All fees disclosed in the table below were paid by Van Wert Federal. No separate fees were paid by VWF Bancorp.

	Fees Earned or		All Other
	Paid in Cash		Compensation (1)	Total
Jon A. Bagley	$28,000		$347	$28,347
Gary L. Clay	114,189	(2)	17,447	131,636
Michael Keysor	28,000		288	28,288
Charles F. Koch	28,000		347	28,347
Thomas J. Turnwald	28,000		248	28,248

(1)	Represents imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement. Mr. Clay’s amount includes $586 for imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement, $268 for a club membership, $5,186 for an employer 401(k) plan matching contribution, $11,425 for shares granted from the ESOP.
(2)	Represents $28,000 in director fees, $80,000 in salary and $6,189 as a bonus. Does not include $11,869 paid as part of a salary continuation as described below.

Split-Dollar Life Insurance. Van Wert Federal maintains the Van Wert Federal Savings Bank Split Dollar Life Insurance Plan, in which each director with the exception of Mr. Cahill participates. Van Wert Federal purchased life insurance policies on the life of each director in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his death. The policies are owned by Van Wert Federal, which paid the premium due on the policies. In accordance with their participation agreements under the plan, upon the death of a covered executive before a separation from service, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) 50% of the net at risk amount capped at $250,000 or (ii) the net at risk amount. The “net at risk” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

Employment Agreement with Gary L. Clay. Van Wert Federal has entered into an employment agreement with Mr. Clay. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the executive and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control. The disinterested board members performed the performance review of Mr. Clay and affirmatively approved the extension of this contract for another year.

The employment agreement provides Mr. Clay with annual base salary, which is currently set at $80,000. The board of directors will review the executive’s base salary at least annually and the base salary may be increased, but not decreased. In addition to receiving base salary, the executive may participate in any bonus programs and benefit plans made available to senior management employees. Van Wert Federal also provides Mr. Clay with a company-owned or leased automobile and reimburse him for all reasonable business expenses incurred in performing his duties, as well for a social membership at a local country club.

If Mr. Clay voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Obligations”).

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if the executive elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Clay’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Van Wert Federal’s main office location, or (iv) a material breach of the employment agreement by Van Wert Federal.

Should Mr. Clay become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If he dies while employed by Van Wert Federal, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Salary Continuation Agreement with Mr. Clay. Van Wert Federal has entered into a salary continuation agreement with Mr. Clay. Under the salary continuation agreement, upon Mr. Clay’s separation from service on or after his normal retirement age of 65, he is entitled to an annual payment of $11,869. The benefit is paid monthly for Mr. Clay’s lifetime with a guaranteed payment for 15 years. At the time Mr. Clay initially retired from Van Wert Federal, he experienced a separation of service for purposes of the Salary Continuation Plan and began receiving payments under the agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Clay will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

STOCK OWNERSHIP

The following table provides information, as of October 5, 2023, about the beneficial owners known to VWF Bancorp that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding (1)
Van Wert Federal Savings Bank Employee Stock Ownership Plan	146,142.3	(2)	7.6%
976 South Shannon Street
Van Wert, Ohio 45891

Charles F. Koch	100,000	(3)	5.2
976 South Shannon Street
Van Wert, Ohio 45891

Michael Keysor	100,000	(4)	5.2
976 South Shannon Street
Van Wert, Ohio 45891

Thomas J. Turnwald	100,000	(5)	5.2
976 South Shannon Street
Van Wert, Ohio 45891

(1)	Based on 1,922,924 shares outstanding as of October 5, 2023.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2023, as adjusted for known disposals.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022, as adjusted for known shares no longer beneficially held.
(4)	Based on a Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022.
(5)	Based on a Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022.

The following table provides information, as of October 5, 2023, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

			Percent of
	Number of Shares		Common Stock
	Owned		Outstanding (1)
Director Nominees and Directors Continuing in Office:
Jon A. Bagley	82,000	(2)	4.3%
Gary L. Clay	51,762	(3)	2.7
Charles F. Koch	100,000	(4)	5.2
Michael Keysor	100,000	(5)	5.2
Thomas J. Turnwald	100,000		5.2
Michael D. Cahill	2,500		*
Executive Officers Who Are Not Directors:
Richard W. Brackin	1,000		*
All directors and executive officers as a group (7 persons)	437,262		22.7%

*  Less than 1%.

(1)	Based on 1,922,924 shares outstanding as of October 5, 2023.
(2)	Includes 38,000 held by spouse’s trust.
(3)	Includes 46,000 shares held in an Individual Retirement account (“IRA”).
(4)	Includes 50,000 shares held in an IRA, 27,500 shares held by spouse, and 22,500 shares held by spouse’s IRA.
(5)	Includes 50,000 shares held by spouse.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

VWF Bancorp’s Board of Directors consists of six members. The Board of Directors is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The nominees for election are Charles Koch and Michael Keysor. They both currently serves as a directors of VWF Bancorp and Van Wert Federal.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominees named above. If either of the nominees are unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The indicated age for each individual is as of June 30, 2022. The indicated period for service as a director includes service as a director of Van Wert Federal. Except as noted below, there are no family relationships among the directors.

Director Nominees for Terms Expiring in 2023

Charles F. Koch (age 67; director since 1994) is an attorney-at-law and the owner of Koch & White Law. Mr. Koch graduated from The Ohio State University before earning his law degree from Ohio Northern University. He has been practicing law for over 43 years with a strong emphasis on real estate law. He is a current Trustee and past Chairman of the Board of the Van Wert County Foundation. He is also a Trustee of Van Wert Forward, a downtown redevelopment group. His legal expertise provides the board of directors with invaluable legal insight with respect to the real estate lending operations of Van Wert Federal.

Michael Keysor (age 54; director since 2016) is the Chief Executive Officer of Custom Assembly, a warehousing and assembly business in Haviland, Ohio. Custom Assembly has locations throughout the United States. Mr. Keysor is a graduate of the University of Toledo with a degree in Business management. After graduation, he worked at State Bank and Trust before joining his family’s business in 1992. His 30 plus years of warehousing and logistics experience provides the board of directors with valuable insight into the needs in the warehousing and transportation sector of Van Wert Federal’s community, as well as operating a multi-state enterprise.

Directors Continuing in Office with Terms Expiring in 2024

Gary L. Clay (age 69; director since 1992) is the Executive Chairman of VWF Bancorp and Van Wert Federal. He has held that position with Van Wert Federal since 2019. He joined Van Wert Federal in 1977 after graduating from Bluffton College with a degree in Accounting and Business Administration. He began his career with Van Wert Federal as its accountant and lending officer. He advanced to different positions within Van Wert Federal, including Vice-President and Senior Lending Officer. In 2006, he was named President and Chief Executive Officer of Van Wert Federal. Mr. Clay serves as Past Chairman of the Board of the Van Wert County Foundation and as a trustee of both The Marsh Foundation and Van Wert Forward. Mr. Clay’s 47 years of community banking experience and knowledge of Van Wert Federal’s business and market area provides the board of directors with valuable insight into the business of Van Wert Federal. Mr. Clay is the brother-in-law of Jon A. Bagley.

Jon A. Bagley (age 59; director since 2015) serves as Secretary on the Board of Directors of Vancrest Management Corporation (“Vancrest”), headquartered in Van Wert, Ohio. Vancrest currently operates 12 health care campuses throughout the state of Ohio. Mr. Bagley is a graduate of Tri-State University with a degree in chemical engineering and holds an MBA from the University of Saint Francis. He began his working career in the manufacturing sector, holding a variety of engineering, human resource, and plant leadership positions before joining Vancrest in 1994. At Vancrest he served as Chief Operating Officer for 26 years. Mr. Bagley serves as a Trustee on the Van Wert County Foundation and as an Elder at LifeHouse Church in Van Wert.

Mr. Bagley’s experience provides the board of directors with a valuable perspective on health care and personnel issues. Mr. Bagley is the brother-in-law of Mr. Clay.

Directors Continuing in Office with Terms Expiring in 2026

Thomas J. Turnwald (age 52; director since 2018) is the owner and President of Millwork Brands, Inc., which does business under the names of both National Door & Trim and Teem Wholesale. These two manufacturing companies supply millwork products for residential and commercial construction. Mr. Turnwald graduated from Toledo University in 1993 and returned home to work for his father at National Door and Trim. While working there, he started a new business, Teem Wholesale. When his father retired from National Door & Trim in 2006, Mr. Turnwald also took over management of that operation. Mr. Turnwald is a former Chairman of the Board of Van Wert County Hospital and currently serves on the Van Wert Advisory Council for Ohio Health. He also serves on the Board of the Van Wert County Foundation and the Business Development Corporation of Van Wert. His 30 years of experience in residential and commercial construction area provides the board of directors with valuable insight into the housing and commercial construction area.

Michael D Cahill (age 63; director since 2023) is the President and Chief Executive Officer of both VWF Bancorp and Van Wert Federal. Mr. Cahill graduated from the University of Notre Dame in 1982 with a Bachelor of Business Administration in accounting. He also holds a Master of Business Administration with a concentration in Economics from the University of Saint Francis. He began his career with Arthur Young & Company (now EY) in Toledo, Ohio and became a CPA in 1984. He has been the CEO of a publicly traded bank in Fort Wayne, Indiana, and the Vice Chair of a privately held bank headquartered in Merrillville, Indiana. He has extensive experience in commercial real estate financing, management, brokerage, and appraisal. He has been CEO of a health insurance company, a large private foundation, and a bank in formation. He is currently on the faculty of the Graduate School of Banking at Colorado. He has served in leadership positions on several not for profit and for-profit entities over the years. His 41 years of financial management, oversight, and auditing provides the board of directors with valuable industry insights.

Executive Officer Who Does Not Serve as Director

Set forth below is information regarding our executive officer who does not serve as director of VWF Bancorp. The age presented is as of June 30, 2023.

Richard W. Brackin, age 40, serves as Chief Financial Officer and Treasurer of VWF Bancorp and Van Wert Federal as of April 17, 2023. Mr. Brackin received his Bachelor of Science in both Accounting and Economics, with distinction from Purdue University Fort Wayne. He is a CPA who joined the bank after a career at FORVIS, LLP (successor to BKD, LLP) since September 2017 where he joined as an audit associate and was promoted several times to end his tenure there as Audit Manager. Mr. Brackin first served in the military after high school before resuming his post-secondary education.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

FORVIS, LLP (successor to BKD, LLP) served as our independent registered public accounting firm for the fiscal year ended June 30, 2023. The Audit Committee of the Board of Directors has appointed FORVIS, LLP to serve as the independent registered public accounting firm for the 2023 fiscal year, subject to ratification by stockholders. A representative of FORVIS, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of FORVIS, LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that FORVIS, LLP billed for the fiscal year ended June 30, 2023:

2023
Audit Fees (1)	$59,600
Audit-Related Fees	—
Tax Fees	7,100
All Other Fees (2)	6,800

(1)	Consists of fees for professional services rendered for the audit of the financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees for services associated with exploratory discussions regarding a potential mutual-to-stock conversion transaction by Van Wert Federal.

Change in Independent Registered Public Accountants. On June 27, 2022, VWF Bancorp dismissed Wipfli LLP (“Wipfli”) as VWF Bancorp’s independent registered public accounting firm. VWF Bancorp notified Wipfli of its dismissal on June 27, 2022 (the “Notice Date”). The decision to dismiss Wipfli was approved by the Audit Committee of the Board of Directors. The dismissal was not related to any disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Wipfli on the financial statements of Van Wert Federal for each of the preceding two fiscal years ended June 30, 2021 and June 30, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During VWF Bancorp’s two most recent fiscal years preceding the change ended June 30, 2021 and June 30, 2020 and the subsequent interim period from July 1, 2021 through the Notice Date: (i) there were no disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Wipfli’s satisfaction, would have caused Wipfli to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

On June 27, 2022 (the “Engagement Date”), VWF Bancorp engaged FORVIS, LLP, successor to BKD, LLP, to serve as VWF Bancorp’s independent registered public accounting firm for the fiscal year ended June 30, 2022. VWF Bancorp also engaged FORVIS, LLP for the fiscal year ended June 30, 2023. The selection of FORVIS, LLP was approved by the Audit Committee of the Board of Directors.

During VWF Bancorp’s two most recent fiscal years preceding the change ended June 30, 2021 and June 30, 2020 and the subsequent interim period from July 1, 2021 through the Engagement Date, neither VWF Bancorp any nor anyone on its behalf consulted with FORVIS, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on VWF Bancorp’s consolidated financial statements, and neither a written report nor oral advice was provided to VWF Bancorp that FORVIS, LLP concluded was an important factor considered by VWF Bancorp in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

Item 3 — Approval of VWF Bancorp, Inc. 2023 Equity Incentive Plan

Overview

The Board of Directors of VWF Bancorp unanimously recommends stockholders approve the VWF Bancorp, Inc. 2023 Equity Incentive Plan (referred to in this proxy statement as the “2023 Equity Plan” or the “Plan”). Our Board of Directors unanimously approved the 2023 Equity Plan on September 18, 2023. The 2023 Equity Plan will become effective on November 15, 2023 (the “Plan Effective Date”) if stockholders approve the Plan on that date. No awards have been made under the 2023 Equity Plan. However, initial awards to our non-employee directors and our Chairman of the Board of Directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by stockholders.

No awards may be granted under the 2023 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2023 Equity Plan at that time will continue to be governed by the 2023 Equity Plan and the award agreements under which they were granted.

Best Practices

The 2023 Equity Plan reflects the following equity compensation plan best practices:

●	The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director, respectively, and to all non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the conversion regulations for equity plans adopted no earlier than six months and no later than one year after a mutual-to-stock conversion and related stock offering, even though the 2023 Equity Plan, which is being submitted to our stockholders more than one year after our initial stock offering, is not otherwise subject to these limits;
●	The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability or an involuntary termination without cause or resignation for good reason in connection with a change in control;
●	Under the Plan, the Compensation Committee (the “Committee”) may establish performance goals in connection with the grant of any award;
●	The Plan prohibits grants of stock options with a below-market exercise price;
●	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;

●	The Plan prohibits the payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) until the vesting or settlement date of the underlying award and does not permit the payment of dividend equivalent rights on stock options;
●	The Plan does not contain a liberal change in control definition;
●	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;
●	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to the extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and
●	Awards under the Plan may be subject to Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

The full text of the 2023 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2023 Equity Plan is qualified in its entirety by reference to it.

Why the Company Believes You Should Vote to Approve the 2023 Equity Plan

The Board of Directors believes that equity-based incentive awards will play a key role in the success of the VWF Bancorp by encouraging and enabling employees, officers and non-employee directors, as well as service providers, of VWF Bancorp and its subsidiaries, including Van Wert Federal Savings Bank (as used in the remainder of this section, the VWF Bancorp, Van Wert Federal Savings Bank and their respective subsidiaries are collectively referred to as the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2023 Equity Plan are set forth in the section entitled “Plan Summary,” below.

We view the ability to use VWF Bancorp common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria.

If the 2023 Equity Plan is not approved by stockholders, we will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the VWF Bancorp’s stockholders. In addition, if the 2023 Equity Plan is not approved and we are not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to VWF Bancorp’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2023 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions. A substantial majority of financial institutions that complete a mutual-to-stock conversion and initial stock offering have adopted equity-based compensation plans to attract, retain and reward qualified personnel and management.

Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering. The number of restricted stock awards (including RSUs) and stock options that we may grant under the 2023 Equity Plan, measured as a percentage of total outstanding shares sold in the stock offering is consistent with that which was disclosed in connection with our stock offering in the offering prospectus. The share pool under the 2023 Equity Plan represents 14.0% of the 1,922,924 shares of the VWF Bancorp common stock sold in the initial stock offering, of which a number equal to 4.0% of the total shares sold in the stock offering (the “4.0% Limit”) will be available to grant as awards of restricted stock and/or RSUs (collectively, or separately, sometimes referred to herein as “full value awards”) and a number equal to 10.0% of total shares sold in the initial stock offering (the “10.0% Limit”) is comprised of stock options (the “stock option award pool”). This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a mutual-to-stock conversion. Although we are not bound by these regulatory limits because we are implementing our plan more than one year following the completion of our conversion and initial stock offering, we have generally determined to maintain the size of the share reserve at that limit.

Determination of Shares Available under the 2023 Equity Plan

VWF Bancorp is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2023 Equity Plan, subject to adjustment as described in the 2023 Equity Plan. The shares of common stock to be issued by the Company under the 2023 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by VWF Bancorp, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2023 Equity Plan, the Company considered a number of factors, including: (1) industry practices related to the adoption of equity-based incentive plans by recently converted institutions; (2) applicable banking regulations related to the adoption of equity based incentive plans; and (3) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to stockholders associated with the share pool.

The Company disclosed to stockholders in its prospectus for its mutual-to-stock conversion and related initial stock offering that it expected to adopt an equity incentive plan that, if adopted within the first year following the conversion and stock offering, would include restricted stock awards and stock options equal to 4.0% and 10.0%, respectively, of the total shares sold in the initial stock offering. Based on these percentages, the total amount of shares available for issuance under the equity incentive plan is 269,208. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following our minority stock offering. Even though we are implementing the 2023 Equity Plan more than one year after our minority offering, we have determined to maintain the size of the 2023 Equity Plan at the amount disclosed in our offering prospectus.

Application of Share Pool. The Company has determined that of the shares available under the Plan, 176,916 shares may be issued as restricted stock or restricted stock units, including performance shares and performance share units (representing the 4.0%

Limit described above) and 192,292 shares may be issued upon the exercise of stock options (representing the 10.0% Limit described above).

Current Stock Price. The closing price of the Company common stock on October 11, 2023 (the most recent practicable date before the printing of this proxy statement), was $13.47 per share.

Plan Summary

The following summary of the material terms of the 2023 Equity Plan is qualified in its entirety by reference to the full text of the 2023 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2023 Equity Plan. The purpose of the 2023 Equity Plan is to promote the long-term financial success of VWF Bancorp and its subsidiaries, including Van Wert Federal Savings Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company stockholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2023 Equity Plan. The 2023 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who, with respect to the Company or any subsidiary: (1) are not current employees; (2) are not former employees who continue to receive compensation (other than through a tax-qualified plan); (3) are not officers at any time in the past three years; (4) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (5) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligible Participants. Employees and non-employee members of the Boards of Directors of the VWF Bancorp and its subsidiaries, including Van Wert Federal Savings Bank, as well as service providers to the Company, will be eligible for selection by the Committee for the grant of awards under the 2023 Equity Plan. As of October 11, 2023 (the most recent practicable date before the printing of this proxy statement), approximately 1 employee of the Company and its subsidiaries and four non-employee members of the Company’s Board of Directors would be eligible for awards under the 2023 Equity Plan.

Types of Awards. The 2023 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company’s subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2023 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2023 Equity Plan. Before the awards vest, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the Company will withhold the dividend equivalent rights and they will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee. The same limitation on the number of shares that are available to be granted as restricted stock awards available under the 2023 Equity Plan, referred to above as the 4.0% Limit, also applies to RSUs.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2023 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10.0% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2023 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2023 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, to provide flexibility to the Committee, the 2023 Equity Plan provides that all of the stock options may be issued as ISOs. ISOs cannot be granted under the 2023 Equity Plan after November 15, 2033. Dividend equivalent rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2023 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (1) extraordinary, unusual, and/or nonrecurring items of gain or loss; (2) gains or losses on the disposition of a business; (3) dividends declared on the Company’s stock; (4) changes in tax or accounting principles, regulations or laws; or (5) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Individual Limits. The Board of Directors has chosen to adopt the overall limitations set forth in federal regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after a mutual-to-stock conversion. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2023 Equity Plan:

●	Employee Limits. Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the 2023 Equity Plan.
●	Non-Employee Director Limits. The maximum number of shares of the Company common stock that may be granted over the life of the plan to any one non-employee director shall not exceed 5% of the aggregate shares available under the 2023 Equity Plan. In addition, the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the 2023 Equity Plan shall not exceed 30% of the aggregate shares available under the Plan.

Non-Employee Director Grants. Subject to approval of the 2023 Equity Plan, the Committee has determined to grant to each non-employee director of the Company and to our Chairman of the Board (Gary Clay) a number of whole shares of restricted stock. If the 2023 Equity Plan is approved, these grants will be self-executing and will be deemed to be granted on the day following the approval of the 2023 Equity Plan by the Company’s stockholders.

Restricted Stock Awards
	Number of
Name of Non-Employee Director and the COB	Awards	Dollar Value ($) (1)
Jon Bagley	3,845	51,792
Michael Keysor	3,845	51,792
Charles F. Koch	3,845	51,792
Thomas Turnwald	3,845	51,792
Gary L. Clay	17,306	233,112
Non-Employee Directors and COB as a Group (5 persons)	32,686	440,280

(1)	Based on the closing price of the Company’s common stock on October 11, 2023 (the latest practicable date before the printing of this proxy statement) of $13.47 per share. The actual value of the awards is not determinable since their value will depend upon the fair market value of VWF Bancorp’s common stock on the date of grant.

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director, including in connection with the mutual-to-stock conversion. Although the grants are, in part, in recognition of past service, the initial awards to directors are expected to vest in equal annual installments over a period of three years from the date of grant, subject to the directors continued dedication and service to the Company during that time, subject to acceleration due to death, disability, involuntary termination of service in connection with a change in control or other circumstance which, in the discretion of the Committee, would warrant acceleration.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees, other than to Mr. Clay. However, the Committee intends to grant equity awards to senior executives and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of VWF Bancorp’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2023 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2023 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders, second-step conversion (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (1) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (2) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination, but in no event after the expiration date of the stock options; and (3) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65 or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term. Unless the Committee specifies otherwise in the award agreement, the 2023 Equity Plan provides that a participant shall vest in his or her dividends upon termination of the participant’s service due to death, disability, involuntary termination without cause or resignation for “good reason” (as defined in the 2023 Equity Plan) at or following a change in control.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full if (1) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (2) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or if the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2023 Equity Plan are not transferable before death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2023 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2023 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2023 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2023 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2023 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (1) increase the benefits available under the Plan, (2) increase the aggregate number of securities under the Plan, or (3) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2023 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Code Section 83(b) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Code Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Code Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Code Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the

Code Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Code Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Code Section 409A. In that case, if the RSU is designed to meet the requirements of Code Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Code Section 409A, the participant may be subject to income taxes and penalties under Code Section 409A in the event of a violation of Code Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Code Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on the sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Code Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2023 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Code Section 280G, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Code Section 4999. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2023 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m)

Code Section 162(m) as in effect before the enactment of the Tax Cuts and Jobs Act (the “TCJA”) in December 2017, limited to $1.0 million the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the Chief Executive Officer (“CEO”) and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”)), except to the extent the compensation qualified as “performance-based” for purposes of Code Section 162(m). The TCJA retained the $1.0 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now includes any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Code Section 162(m). Any awards that the Company grants pursuant to the 2023 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, the Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2023 Equity Plan may not be deductible by the Company.

New 2023 Equity Plan Benefits

Except as disclosed above with respect to the self-executing grants to non-employee directors upon approval of the 2023 Equity Incentive Plan, any future awards to executive officers, non-employee directors, employees of or service providers to the Company under the 2023 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2023 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the approval of the VWF Bancorp, Inc. 2023 Equity Incentive Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) serving during the fiscal year ended June 30, 2023, whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2023. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

				All Other
Name and Principal Position(s)	Year	Salary	Bonus (1)	Compensation (2)	Total
Michael D. Cahill(3)	2023	$92,500	—	$15,187	$107,687
President and Chief Executive Officer

Richard W. Brackin(4)	2023	$25,962	—	—	$25,962
Chief Financial Officer and Treasurer

Mark K. Schumm(5)	2023	$170.928	$16,771	$274,037	$461,736
Former President and Chief Executive Officer	2022	$187,250	$12,000	$26,418	$225,668

Kylee J. Moody(6)	2023	$117,403	$10,000	$24,363	$151,766
Former Chief Financial Officer and Treasurer	2022	$115,000	$6,000	$7,347	$128,347

(1)	Bonuses are discretionary up to 15% of pre-tax operating income as established in Board-approved policy.
(2)	For 2023, All Other Compensation consists of the following:

	401(k) Plan			Life Insurance
	Matching			Imputed	Director		Personal
Name	Contribution	ESOP	Club Dues	Income	Fees	Severance	Car Use	Total
Mr. Cahill	—	—	$268	—	$14,000	—	$919	$15,187
Mr. Schumm	$24,499	$28,407	268	$229	14,000	$206,634	—	274,037
Ms. Moody	7,644	16,626	—	93	—	—	—	24,363
(3)

Mr. Cahill was a consultant to the Company from October 1, 2022, through December 31, 2022. On January 1, 2023, he was named the Company’s President and Chief Executive Officer. The Company also paid Mr. Cahill $45,000 in consulting fees for consulting services provided from October 1, 2022 through December 31, 2022. The Company also purchased Mr Cahill’s personal vehicle at the average value of the Kelley Blue Book Private Party Sale value of $20,797.

(4)	Mr. Brackin was named the Company’s Chief Financial Officer and Treasurer effective April 17, 2023.
(5)	Mr. Schumm was the Company’s President and Chief Executive Officer until December 31, 2023. Effective January 1, 2023, he was named the Company’s Chief Risk Officer.
(6)

Ms. Moody was the Company’s Chief Financial Officer and Treasurer until April 17, 2023. Effective April 17, 2023, she was named the Company’s Controller. Ms. Moody resigned from the Company effective July 17, 2023.

Executive Compensation

Employment Agreement with Mark K. Schumm. Van Wert Federal had entered into an employment agreement with Mr. Schumm. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Schumm and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. The disinterested board members met pursuant to the contract and decided not to extend the agreement. This was in recognition of the significant changes to the bank and the different needs going forward. There was nothing done by Mr. Schumm to cause this decision. Thus, Mr. Schumm and the board decided to terminate his employment without cause effective June 30, 2023.

The employment agreement provided Mr. Schumm with an annual base salary of $201,250 that beginning January 1, 2023, was reset at $173,250. In addition to receiving base salary, Mr. Schumm participated in any bonus programs and benefit plans made available to senior management employees. Van Wert Federal will also reimburse Mr. Schumm for all reasonable business expenses incurred in performing his duties, as well for a social membership at a local country club.

Per Mr. Schumm’s employment agreement if his employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. This was the determination of both the board and Mr. Schumm, and he was paid pursuant to this provision. While he had rights to COBRA benefits and payment by the Company for up to 18 months, Mr. Schumm obtained coverage outside of this provision.

Upon his termination of employment, Mr. Schumm will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreement with Kylee J. Moody. Van Wert Federal has entered into a change in control agreement with Ms. Moody. The change in control agreement has an initial term of two years. At least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Ms. Moody and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify her before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreements, the terms of the agreements will automatically renew for two years from the effective date of the change in control.

If Ms. Moody’s employment involuntary terminates for reasons other than cause, or in the event of her resignation for “good reason” (which is defined substantially in the same manner as the term is defined in the employment agreement with Mr. Schumm), during the term of the agreement, she will receive a severance payment, paid in a single lump sum, equal to two times the sum of (i) her base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if she elects COBRA coverage, she will be reimbursed for her monthly COBRA premium payments for up to 18 months. The severance benefits under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

Employment Agreement with Michael D. Cahill. Van Wert Federal entered into an employment agreement with Mr. Cahill effective January 1, 2023. The employment agreement has an initial term of three years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become three years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Cahill and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provided Mr. Cahill with an annual base salary of $185,000 for calendar 2023; $200,000 for calendar 2024; and $215,000 for calendar 2025. In addition to receiving base salary, Mr. Cahill can participate in any bonus programs and benefit plans made available to senior management employees. Van Wert Federal will also reimburse Mr. Cahill for all reasonable business expenses incurred in performing his duties, as well as for a social membership at a local country club and full membership at a Fort Wayne based country club. The latter begins July 1, 2023.

If Mr. Cahill voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

If Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if he elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Cahill’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Van Wert Federal’s office location, or (iv) a material breach of the employment agreement by Van Wert Federal.

Should Mr. Cahill become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If he dies while employed by Van Wert Federal, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Cahill will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Employment Agreement with Richard W. Brackin. Van Wert Federal entered into an employment agreement with Mr. Brackin effective April 17, 2023. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become three years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Brackin and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provided Mr. Brackin with an annual base salary of $135,000 for calendar 2023; and $150,000 for calendar 2024. In addition to receiving base salary, Mr. Brackin can participate in any bonus programs and benefit plans made available to senior management employees. For calendar 2023, a discretionary bonus is available for meeting certain criteria. In future years, this discretionary bonus will equal 20% of his base pay. Van Wert Federal will also reimburse Mr. Brackin for all reasonable business expenses incurred in performing his duties.

If Mr. Brackin voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

If Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to six (6) months of his current Base Salary. In addition, if he elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 6 months.

If Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus one times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 12 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Brackin’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Van Wert Federal’s office location, or (iv) a material breach of the employment agreement by Van Wert Federal.

Should Mr. Brackin become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If he dies while employed by Van Wert Federal, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Brackin will be required to adhere to a six (6) month non-competition and non-solicitation restrictions set forth in his employment agreement.

Split-Dollar Life Insurance. Van Wert Federal maintains the Van Wert Federal Savings Bank Split Dollar Life Insurance Plan, in which Mr. Schum and Ms. Moody participate. Van Wert Federal purchased life insurance policies on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his or her death. The policies are owned by Van Wert Federal, which paid the premium due on the policies. In accordance with their participation agreements under the plan, upon the death of a covered executive before a separation from service, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) 50% of the net at risk amount capped at $250,000 or (ii) the net at risk amount. The “net at risk” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

Defined Benefit Pension Plan. Van Wert Federal participates in a multiple employer defined benefit pension plan. Effective as of March 31, 2016, the pension plan was amended so that no new employees would become eligible to participate in the plan and the annual benefit provided to employees under the plan was frozen. Freezing the plan eliminated all future benefit accruals; however, the accrued benefits as of March 31, 2016, remain. Van Wert Federal intends to withdraw as a participant from the pension plan during the fourth calendar quarter of 2023 or the first calendar quarter of 2024. Mr. Schumm and Ms. Moody participate in the pension plan.

The normal retirement benefit formula under the pension plan provides for a benefit, payable at age 65 as a straight life annuity, equal to 1.50% times the participant’s average of the highest five consecutive years salary times a participant’s years of benefit service under the pension plan. Participants’ highest average salaries and benefit service were frozen for purposes of the pension plan as of March 31, 2016. Participants may receive an early retirement benefit after attaining age 45 that equals the normal retirement benefit reduced by 3% for each year between the participant’s age at early retirement and age 65.

401(k) Plan. Van Wert Federal maintains the Van Wert Federal Savings Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). All listed Executives are eligible to participate in the 401(k) Plan on the same terms as other eligible employees.

A participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2023, the salary deferral contribution limit is $22,500, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $30,000. In addition to salary deferral contributions, Van Wert Federal currently makes matching contributions at the level of 100% of the participant’s salary deferral on the first 6% of the participant’s compensation. It may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after two years of service, so that a participant will become fully vested after completing six years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Employee Stock Ownership Plan. Van Wert Federal maintains the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP Plan on the same terms as other eligible employees of Van Wert Federal.

The ESOP trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service at the rate of 20% per year of service, beginning after one year of service, so that a participant will be fully vested after completing six years of credited service.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires VWF Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in VWF Bancorp common stock during the fiscal year ended June 30, 2022.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly-traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Van Wert Federal, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

For residential mortgage loans on primary residences only, Van Wert Federal makes loans to its directors, officers and employees through a program where the loans are made at a reduced interest rate of 1.00% below the interest rate offered to the public. Origination fees are also waived. The following table list the directors and executive officers who participated in the loan program during the fiscal year ended June 30, 2023. As to each individual, this table sets forth certain information with respect to his or her loans where the aggregate balance of his or her loan exceeded $120,000 at any time during the periods presented.

	Largest
	Aggregate
	Balance	Principal	Principal	Interest Paid
	07/01/22 to	Balance	Paid 07/01/22	07/01/22 to	Interest
Name	06/30/23	06/30/23	to 06/30/23	06/30/23	Rate
Mark K. Schumm	$111,969	$97,291	$14,678	$2,172	2.25%
Jon A. Bagley	117,712	88,498	29,214	1,436	1.50
Michael Keysor	505,660	482,807	22,853	8,513	1.875
Thomas J. Turnwald	686,086	634,368	63,290	9,039	1.50

None of the loans presented in the above table involve more than the normal risk of collection or present other unfavorable features. All such loans were performing according to their original repayment terms at June 30, 2023, and were made in compliance with federal banking regulations.

Other Transactions. Charles F. Koch, an attorney-at-law, performs title searches and other legal work for Van Wert Federal. Van Wert Federal paid him title search fees and legal fees totaling approximately $39,570 during the fiscal year ended June 30, 2023. These fees were paid in the ordinary course of business and on substantially the same terms and conditions as for unrelated third parties.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

VWF Bancorp must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than June 15, 2024. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 15, 2024, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2024 must give VWF Bancorp notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 15, 2024, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which VWF Bancorp first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under VWF Bancorp’s bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to VWF Bancorp, Inc., 976 South Shannon Street, Van Wert, Ohio 45891. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the same address.

MISCELLANEOUS

VWF Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of VWF Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

VWF Bancorp’s Annual Report on Form 10-K is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 15, 2023.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of VWF Bancorp common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. Bagley
Corporate Secretary

Van Wert, Ohio
October 18, 2023

VWF BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 15, 2023 THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Jon Bagley, Gary L. Clay, Michael Keysor and Charles F. Koch, as attorneys and proxies and each with full powers of substitution, to represent the undersigned and vote all shares of common stock of VWF Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Willow Bend Country Club, 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 15, 2023, at 2:00 p.m., Eastern Time. The above named attorneys and proxies are hereby authorized to cast all votes which the undersigned is entitled to cast as set forth below. THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” THE DIRECTOR NOMINEES AND “FOR” THE OTHER LISTED PROPOSALS. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifying the Company’s Corporate Secretary at the Annual Meeting of the undersigned’s decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Company’s Corporate Secretary at the addressset forth on the Notice of Annual Meeting, by voting via the Internet at a later time or by submitting a signed, later-dated proxy prior to a vote being taken on a proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, the Proxy Statement for the Annual Meeting, and the Annual Report on Form 10-K. Please complete, sign and date this proxy and return it promptly in the enclosed envelope. The Board of Directors unanimously recommends a vote “FOR” the director nominees and “FOR” the other listed proposals. 1. Election of Directors: FOR WITHHOLD Charles Koch □ □ Michael Keysor □ □ 2. To ratify the appointment of FORVIS, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2024. □ FOR □ AGAINST □ ABSTAIN 3. To approve the VWF Bancorp, Inc. 2023 the Equity Incentive Plan. □ FOR □ AGAINST □ ABSTAIN Date: Signature of Stockholder Signature of Stockholder NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign but the signature of only one holder is required. VOTING INSTRUCTIONS ON REVERSE SIDE

Voting Instructions You may vote your proxy in the following ways:  Via Internet:  Login to http://www.annualgeneralmeetings.com/vwfb2023/  Enter your control number (12 digit number located below)  Via Mail: Pacific Stock Transfer Company c/o Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, Nevada 89119 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on November 14, 2023.